EXHIBIT 99.1

                             JOINT FILER INFORMATION


Name:                                  SPAC Acquisition Corp.

Address:                               103 Foulk Road, Suite 202
                                       Wilmington, Delaware 19803

Designated Filer:                      Advanced Neuromodulation Systems, Inc.

Issuer & Ticker Symbol:                Cyberonics, Inc.; CYBX

Dates of Events Requiring Statement:   February 14 and 15, 2005


Signature:                          By: /s/ F. ROBERT MERRILL, III
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                                        Name: F. Robert Merrill, III
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                                        Title: Secretary and Treasurer
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